Exhibit 99.1

electroCore Announces First Quarter 2025 Financial Results

First quarter 2025 net sales of $6.7 million, an increase of 23% over first quarter 2024

Closed the acquisition of NeuroMetrix, Inc. (“NeuroMetrix”); first quarter 2025 unaudited Quell net sales of approximately $170,000

Company to host a conference call and webcast today, May 7, 2025 at 4:30 PM EDT

ROCKAWAY, NJ, May 7, 2025 (GLOBE NEWSWIRE) – electroCore, Inc. (Nasdaq: ECOR) (“electroCore” or the “Company”), a commercial-stage bioelectronic technology company, today announced financial results for the first quarter ended March 31, 2025.

Recent Highlights

●	Reported first quarter 2025 revenue of $6.7 million, a 23% increase over first quarter 2024
●	Revenue excluding TAC-STIM totaled $6.6 million, reflecting 29% year-over-year growth
●	Announced the closing of the acquisition of NeuroMetrix, further expanding electroCore’s bioelectronic platform

“electroCore delivered continued growth in the first quarter, increasing total revenue 23% and growing total revenue excluding TAC-STIM by 29%,” commented Dan Goldberger, CEO of electroCore, Inc. “We maintained gross margins but incurred increased G&A expenses in the quarter due to typical seasonality related to the filing of our Annual Report on Form 10-K, severance expenses, and one time expenses related to the NeuroMetrix transaction, for a combined $665,000 in seasonal or other non-recurring expenses in the quarter. The revenue growth enabled us to further narrow our loss from operations and improve Adjusted EBITDA. With the NeuroMetrix acquisition now closed, we are well-positioned as a significant player in non-invasive bioelectronic technology, addressing a larger opportunity with a more diversified product line.”

First Quarter 2025 Financial Results and Select Guidance

For the first quarter of 2025, electroCore’s net sales totaled $6.7 million compared to $5.4 million in the same period of 2024, a 23% year-over-year increase. The $1.3 million increase was driven primarily by higher sales of prescription (Rx) gammaCoreTM sold into United States Department of Veterans Affairs (VA), growth in international markets and continued traction with TruvagaTM wellness products.

(in thousands)	Three months ended March 31,		% Change
Channel	2025	2024
Rx gammaCore™ – VA	$4,721	$3,875	22%
Rx gammaCore – U.S. Commercial	289	433	-33%
Outside the United States	513	449	14%
Truvaga™	1,106	385	187%
Total Before TAC-STIM™	6,629	5,142	29%
TAC-STIM	90	301	-70%
Total Revenue	$6,719	$5,443	23%

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Gross profit was $5.7 million, or 85% gross margin, as compared to $4.6 million, or 84% gross margin for the first quarter of 2024.

Total operating expenses were approximately $9.5 million as compared to $8.4 million in the first quarter of 2024.

Research and development expense was $642,000 as compared to $399,000 in the first quarter of 2024. This increase was primarily due to an increase in headcount and effects of discontinuing certain clinical trial activities in the first quarter of 2024 that did not repeat in the first quarter of 2025.

Selling, general and administrative expense was $8.9 million as compared to $8.0 million in the first quarter of 2024. This increase was primarily due to the greater investment in selling and marketing costs consistent with our increase in sales and an increase in separation costs associated with select headcount reductions.

GAAP net loss in the first quarter of 2025 was $3.9 million or a loss of $0.47 per share, compared to the $3.5 million net loss or a loss of $0.53 per share in the first quarter of 2024. The increase in GAAP net loss is primarily attributable to total other expense of $81,000 and a benefit from income tax of $48,000 as compared to total other income of $221,000 and a benefit from income tax of $122,000 for the first quarter of 2025 and 2024, respectively.

Adjusted EBITDA net loss in the first quarter of 2025 was $3.1 million as compared to adjusted EBITDA net loss of $3.2 million in the first quarter of 2024.

The Company defines adjusted EBITDA net loss as GAAP net loss, adjusting to exclude non-operating gains/losses, depreciation and amortization, stock-compensation expense, inventory reserve charges, non-recurring recruiting fees, severance and other related charges, legal fees associated with stockholders’ litigation, benefit from income taxes, and non-recurring transaction charges associated with the acquisition of NeuroMetrix, or other one-time charges. A reconciliation of GAAP net loss to non-GAAP adjusted EBITDA net loss is provided in the financial statement table below.

Cash, cash equivalents, restricted cash and marketable securities at March 31, 2025 totaled approximately $8.0 million, as compared to approximately $12.2 million as of December 31, 2024.

Full Year 2025 Outlook

For the full year of 2025, we expect total revenue to be approximately $30.0 million and net cash used for the next three quarters to be between $3.8 and $4.3 million with NeuroMetrix providing meaningful revenue by the year ending December 2025.

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Webcast and Conference Call Information

electroCore’s management team will host a conference call today, May 7, 2025, beginning at 4:30 PM EDT. Investors must register at the following link to receive login credentials and be able to ask questions on the call: Q1 2025 Financial Results Weblink.

Attendees who prefer to participate in “Listen Only” mode may dial in as follows:

Dial In: +1 646 931-3860

Webinar ID: 885 4355 1292

Passcode: 419231

Additional dial-in numbers can be found here: Additional ECOR Q1 2025 Dial In Numbers

An archived webcast of the event will be available on the “Investors” section of the company’s website at: www.electrocore.com.

About electroCore, Inc.

electroCore, Inc. and its subsidiaries (“electroCore” or the “Company”) is a commercial stage bioelectronic technology company whose mission is to improve health and quality of life through innovative non-invasive bioelectronic technologies. For more information, visit www.electrocore.com.

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Forward-Looking Statements

This press release and other written and oral statements made by representatives of electroCore may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about, electroCore’s business prospects and clinical and product development plans; its pipeline or potential markets for its technologies; the timing, outcome and impact of regulatory, clinical and commercial developments; business prospects around its prescription gammaCore product, general wellness Truvaga and TAC-STIM products, and other potential new products and markets, revenue and net cash usage guidance for the full-year 2025, the contribution of meaningful revenue by year end of NeuroMetrix and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “believes,” “intends,” and other words of similar meaning, derivations of such words and the use of future dates. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue electroCore’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize gammaCore, TAC-STIM, and Truvaga, electroCore’s results of operations and financial performance, inflation and currency fluctuations, and any expectations electroCore may have with respect thereto, competition in the industry in which electroCore operates and overall economic and market conditions. Any forward-looking statements are made as of the date of this press release, and electroCore assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents electroCore files with the SEC available at www.sec.gov.

Contact:

ECOR Investor Relations

(973) 302-9253

investors@electrocore.com

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electroCore, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three months ended March 31,
	2025	2024
Net sales	$6,719	$5,443
Cost of goods sold	1,013	888
Gross profit	5,706	4,555
Operating expenses
Research and development	642	399
Selling, general and administrative	8,886	8,005
Total operating expenses	9,528	8,404
Loss from operations	(3,822)	(3,849)
Other (income) expense
Interest and other income	(83)	(225)
Other expense	164	4
Total other expense (income)	81	(221)
Loss before income taxes	(3,903)	(3,628)
Benefit from income taxes	48	122
Net loss	$(3,855)	$(3,506)
Net loss per share of common stock - Basic and Diluted	$(0.47)	$(0.53)
Weighted average common shares outstanding - Basic and Diluted (see Note 11)	8,289	6,617

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electroCore, Inc.

Condensed Consolidated Balance Sheet Information

(unaudited)

(in thousands)

	March 31, 2025	December 31, 2024
Cash and cash equivalents	$3,777	$3,450
Restricted cash	$250	$250
Total assets	$16,041	$20,471
Current liabilities	$7,856	$9,152
Total liabilities	$11,676	$12,927
Total equity	$4,365	$7,544

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(Unaudited) Use of Non-GAAP Financial Measure

The Company is presenting adjusted EBITDA net loss because it believes this measure is a useful indicator of its operating performance. Management uses this non-GAAP measure principally as a measure of the Company’s core operating performance and believes that this measure is useful to investors because it is frequently used by the financial community, investors, and other interested parties to evaluate companies in the Company’s industry. The Company also believes that this measure is useful to its management and investors as a measure of comparative operating performance from period to period. Additionally, the Company believes its use of non-GAAP adjusted EBITDA net loss from operations facilitates management’s internal comparisons to historical operating results by factoring out potential differences caused by gains and charges not related to its regular, ongoing business, including, without limitation, non-cash charges and certain large and unpredictable charges such as restructuring expenses.

The Company defines adjusted EBITDA net loss as GAAP net loss, adjusting to exclude non-operating gains/losses, depreciation and amortization, stock-compensation expense, inventory reserve charges, non-recurring recruiting fees, severance and other related charges, legal fees associated with stockholders’ litigation, benefit from income taxes, and non-recurring transaction charges associated with the acquisition of NeuroMetrix or other one-time charges. A reconciliation of GAAP net loss to non-GAAP adjusted EBITDA net loss is provided in the financial statement table below.

	Three months ended
	March 31,
(in thousands)	2025	2024
GAAP net loss	$(3,855)	$(3,506)
Depreciation and amortization	155	206
Stock-based compensation	540	484
Inventory reserve change	(88)	-
Severance and other related charges	180	-
Legal fees associated with stockholders’ litigation	-	-
Interest and other (income) expense	(83)	(225)
Benefit/expense from income taxes	(48)	(122)
Non-recurring one-time charges	145	-
Adjusted EBITDA net loss	$(3,054)	$(3,163)

The Company’s use of a non-GAAP measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of its results as reported under GAAP. Some of these limitations are: (i) the non-GAAP measure does not reflect interest or tax payments that may represent a reduction in cash available; (ii) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and the non-GAAP measure does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (iii) the non-GAAP measure does not reflect the potentially dilutive impact of equity-based compensation; and (iv) the non-GAAP measure does not reflect changes in, or cash requirements for working capital needs; other companies, including companies in electroCore’s industry, may calculate adjusted EBITDA net loss differently, effectively reducing its usefulness as a comparative measure.

Because of these and other limitations, you should consider the non-GAAP measure together with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and other GAAP results. A reconciliation of GAAP net loss to non-GAAP adjusted EBITDA net loss has been provided in the preceding financial statements table of this press release.

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